As filed with the Securities and Exchange Commission on March 10, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tritium DCFC Limited

(Exact Name of Registrant as Specified in Its Charter)

Australia	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

48 Miller Street

Murarrie, QLD 4172

Australia

+61 (07) 3147 8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher Lueking

Ryan Maierson

Roderick Branch

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800 Chicago, IL 60611

(312)-876-7700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement of Tritium DCFC Limited (together with its consolidated subsidiaries, “Tritium,” the “Company,” “we” or “us”) contains two prospectuses:

•

an exercise and resale prospectus (the “Resale Prospectus”) which covers (A) up to 52,886,962 ordinary shares, no par value (“Ordinary Shares”), of the Company, consisting of up to (i) 43,367,526 Ordinary Shares issued to certain affiliated securityholders of the Company (excluding DCRN Sponsor (as defined below)) in connection with the acquisition by the Company of all of the issued equity interests in Tritium Holdings Pty Ltd and merger of Decarbonization Plus Acquisition Corporation II, a Delaware corporation (“DCRN”) with and into Hulk Merger Sub, Inc. (“Merger Sub”), in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement, dated May 25, 2021 by and among Decarbonization Plus Acquisition Corporation II, Tritium Holdings Pty Ltd, Tritium DCFC Limited and Hulk Merger Sub, Inc. (such agreement referred to as the “Business Combination Agreement” and such transaction referred to as the “Business Combination”), including shares issued pursuant to the Option Agreements (as defined below) or as stock-based compensation to certain of our executive officers, (ii) 1,000,000 Ordinary Shares the Company issued to Palantir Technologies Inc. (“Palantir”) in connection with the A&R Subscription Agreement (as defined below); (iii) 6,770,379 Ordinary Shares held by Decarbonization Plus Acquisition Sponsor II LLC, a Delaware limited liability company (“DCRN Sponsor”) that were (x) issued to DCRN Sponsor in connection with the Option Agreements or (y) previously held as Class B common stock of DCRN, which was converted into Class A common stock of DCRN in accordance with DCRN’s amended and restated certificate of incorporation at the effective time of the merger in connection with the Business Combination and subsequently exchanged for Ordinary Shares; and (iv) 1,749,057 Ordinary Shares issued by the Company in private placements to DCRN Sponsor upon the “cashless” exercise of warrants that were originally issued to DCRN Sponsor in connection with private placements by DCRN to such holders, including 691,725 warrants that were issued to DCRN Sponsor as warrants for Ordinary Shares of the Company at the closing of the Business Combination in connection with working capital loans made by DCRN Sponsor to DCRN (the “Private Placement Warrants”); and (B) the issuance by us of up to an aggregate of 9,268,131 Ordinary Shares, which consists of (i) up to 241,147 Ordinary Shares that are issuable upon the exercise of 241,147 Private Placement Warrants and (ii) up to 9,026,984 Ordinary Shares that are issuable upon the exercise of 9,026,984 Warrants, originally issued as warrants of DCRN sold to the public in DCRN’s initial public offering (“Public Warrants” and, together with the Private Placement Warrants (but excluding the Financing Warrants (as defined below)), the “Warrants”), based on the number of issued Public Warrants on March 1, 2023 (the “Resale Prospectus securities”); and

•

an exercise and resale prospectus (the “Financing Warrants Prospectus”) which covers (a) of up to 1,534,410 warrants to purchase Ordinary Shares of the Company, by the Selling Securityholders (as defined below) (such warrants, the “Financing Warrants”), (b) the issuance by us of up to an aggregate of 1,534,410 Ordinary Shares upon exercise of the Financing Warrants and the resale of such Ordinary Shares and (c) the resale of 2,202,525 Ordinary Shares previously issued to the Selling Securityholders upon exercise of Financing Warrants. The Financing Warrants were originally issued to HealthSpring Life & Health Insurance Company, Inc., Cigna Health and Life Insurance Company, Barings Target Yield Infrastructure Debt Holdco 1 S.À R.L., Martello Re Limited, REL Batavia Partnership, L.P. and entities affiliated with St Baker Energy Holdings Pty Ltd (collectively, the “Selling Securityholder”); collectively all securities being covered by this exercise and resale prospectus (the “Financing Warrants Prospectus securities”).

The Resale Prospectus immediately follows this explanatory note. The Financing Warrants Prospectus immediately follows the base prospectus.

STATEMENT PURSUANT TO RULE 429

With respect to the Resale Prospectus only, the registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933 (the “Securities Act”). The prospectus is a combined prospectus relating to the Resale Prospectus securities (as defined above), registered on Form F-1 (File No. 333-262681), declared effective by the Securities and Exchange Commission (the “SEC”) on August 30, 2022 (the foregoing registration statement, as amended and/or supplemented, the “Prior Registration Statement”). Pursuant to Rule 429 under the Securities Act, this registration statement on Form F-3 upon effectiveness will serve as a post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 10, 2023.

PRELIMINARY PROSPECTUS

Up to 52,886,962 Ordinary Shares

9,268,131 Ordinary Shares Issuable Upon Exercise of Warrants

Tritium DCFC Limited

This prospectus relates to the offer and sale by the selling securityholders or their permitted transferees (collectively, the “Selling Securityholders”) of up to 52,886,962 ordinary shares, no par value (“Ordinary Shares”), of Tritium DCFC Limited, a public limited company organized under the laws of Australia (the “Company”), consisting of up to (i) 43,367,526 Ordinary Shares issued to certain affiliated securityholders of the Company (excluding DCRN Sponsor (as defined below)) in connection with the acquisition by the Company of all of the issued equity interests in Tritium Holdings Pty Ltd and merger of Decarbonization Plus Acquisition Corporation II, a Delaware corporation (“DCRN”) with and into Hulk Merger Sub, Inc. (“Merger Sub”), in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement, dated May 25, 2021 by and among Decarbonization Plus Acquisition Corporation II, Tritium Holdings Pty Ltd, Tritium DCFC Limited and Hulk Merger Sub, Inc. (such agreement referred to as the “Business Combination Agreement” and such transaction referred to as the “Business Combination”), including shares issued to DCRN Sponsor pursuant to the separate option agreements (each, an “Option Agreement” and together, the “Option Agreements”), each dated January 13, 2022, with each of (a) St Baker Energy Holdings Pty Ltd, (b) Varley Holdings Pty Ltd, (c) Ilwella Pty Ltd and (d) Decarbonization Plus Acquisition Sponsor II LLC (each an “Option Holder”), or as stock-based compensation to certain of our executive officers, (ii) 1,000,000 Ordinary Shares the Company issued to Palantir Technologies Inc. (“Palantir”) in connection with the A&R Subscription Agreement (as defined below); (iii) 6,770,379 Ordinary Shares held by Decarbonization Plus Acquisition Sponsor II LLC, a Delaware limited liability company (“DCRN Sponsor”) that were (x) issued to DCRN Sponsor in connection with the Option Agreements or (y) previously held as Class B common stock of DCRN, which was converted into Class A common stock of DCRN in accordance with DCRN’s amended and restated certificate of incorporation at the effective time of the merger in connection with the Business Combination and subsequently exchanged for Ordinary Shares; and (iv) 1,749,057 Ordinary Shares issued by the Company in private placements to DCRN Sponsor upon the “cashless” exercise of warrants that were originally issued to such holders in connection with private placements by DCRN to such holders, including 691,725 warrants that were issued to DCRN Sponsor as warrants for Ordinary Shares of the Company at the closing of the Business Combination in connection with working capital loans made by DCRN Sponsor to DCRN (the “Private Placement Warrants”). The number of Ordinary Shares registered for resale by each holder is based on holdings information known to the Company as of March 1, 2023.

We are registering the offer and sale of the securities held by the Selling Securityholders, in some cases, to satisfy certain registration rights we have granted, and in other cases, to provide for resale by affiliates of the Company under the Securities Act of 1933, as amended, or the “Securities Act.” Subject to existing lockup or other restrictions on transfer, the Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of ordinary shares offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act.

We are registering these securities for resale by the Selling Securityholders named in this prospectus, or their transferees, pledgees, donees or assignees or other successors-in-interest (that receive any of the shares as a gift, distribution, or other non-sale related transfer).

This prospectus also relates to the issuance by us of up to an aggregate of 9,268,131 Ordinary Shares, which consists of (i) up to 241,147 Ordinary Shares that are issuable upon the exercise of 241,147 Private Placement Warrants and (ii) up to 9,026,984 Ordinary Shares that are issuable upon the exercise of 9,026,984 Warrants, originally issued as warrants of DCRN sold to the public in DCRN’s initial public offering (“Public Warrants” and, together with the Private Placement Warrants (but excluding the Financing Warrants (as defined below)), the “Warrants”), based on the number of issued Public Warrants on March 1, 2023. We will receive the proceeds from any exercise of any warrants for cash.

We will not receive any proceeds from the sale of the securities by the Selling Securityholders.

This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

Our Ordinary Shares and Warrants are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “DCFC” and “DCFCW,” respectively. On March 9, 2023, the last reported sale price of our Ordinary Shares was $1.66 per share and the last reported sale price of our Warrants was $0.58 per Warrant. If the price of our Ordinary Shares is below $6.90 per share, the exercise price of our Warrants, warrant holders will be unlikely to cash exercise their Warrants resulting in little or no cash proceeds to us.

The Selling Securityholders named herein are comprised of DCRN Sponsor, directors and certain legacy investors in Tritium Holdings (as defined herein), Palantir and certain of our executive officers. The following table provides the number of Ordinary Shares offered hereby by each Selling Securityholder as well as the historical weighted-average price paid per Ordinary Share by each Selling Securityholder:

Selling Securityholder	Number of Ordinary Shares Offered for Resale (1)	Historical Weighted- Average Price Paid Per Share ($)(2)
Decarbonization Plus Acquisition Sponsor II LLC	8,519,436	2.06
Entities affiliated with St Baker Energy Holdings Pty Ltd	35,510,820	1.33
Varley Holdings Pty Ltd	895,333	0.70
Ilwella Pty Ltd	770,500	1.77
Palantir Technologies Inc.	1,000,000	6.00
Finnmax Pty Ltd	5,065,766	0.11
Jane Hunter	1,088,782	1.79
Dr. David Finn	36,325	—	(3)

(1)	Represents the number of shares registered for resale by each holder as of March 1, 2023.
(2)

Based on historical amounts paid by each Selling Securityholder for the respective number of Ordinary Shares originally registered for resale by each such Selling Securityholder on the Company’s registration statement on Form F-1 (File No. 333-262681), declared effective by the Securities and Exchange Commission (the “SEC”) on August 30, 2022. For the purposes of this table, where historical consideration was originally conveyed in Australian dollars, amounts have been converted to U.S. dollars using prevailing exchange rates at the time the transaction occurred.

(3)	Reflects Ordinary Shares acquired by Dr. Finn as stock-based compensation for no monetary consideration.

For information about the price paid by the Selling Securityholders, including prices paid by legacy Tritium Holdings investors and certain of our executive officers, to acquire our Ordinary Shares, see “Risk Factors—Certain existing shareholders purchased securities in the Company at a price below the current trading price of such securities, and may realize significant profits in the event of an increase in trading price. Future investors in our Company may not experience a similar investment return.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Ordinary Shares and Warrants are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “DCFC” and “DCFCW,” respectively. On March 9, 2023, the last reported sale price of our Ordinary Shares was $1.66 per share and the last reported sale price of our Warrants was $0.58 per Warrant. If the price of our Ordinary Shares is below $6.90 per share, the exercise price of our Warrants, warrant holders will be unlikely to cash exercise their Warrants resulting in little or no cash proceeds to us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell the securities described in this prospectus, from time to time, in one or more offerings as described in this prospectus. Each time that the Selling Securityholders offer and sell securities, we or the Selling Securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated, references to a particular “fiscal year” are to our fiscal year ended June 30 of that year.

References to a year other than a “Fiscal” or “fiscal year” are to the calendar year ended December 31. Unless otherwise specified, all monetary amounts in this prospectus are in U.S. dollars, all references to “$,” “US$,” “USD” and “dollars” mean U.S. dollars and all references to “A$” and “AUD” mean Australian dollars. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

We are an “emerging growth company” and a “foreign private issuer” as defined under SEC rules and will be subject to reduced public company reporting requirements for this prospectus and future filings.

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Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “Tritium,” the “Company” and our “company” refer to Tritium DCFC Limited and its subsidiaries and references to “Tritium Holdings” refer to Tritium Holdings Pty Ltd. When we refer to “you,” we mean the potential purchasers of the applicable securities of the Company.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.tritiumcharging.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended June 30, 2022, filed with the SEC on September 22, 2022 (the “2022 Form 20-F”);

•	Our Reports on Form 6-K filed with the SEC on November 4, 2022 and March 9, 2023; and

•	The description of our Ordinary Shares contained in the 2022 Form 20-F and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such document.

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You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Tritium DCFC Limited

48 Miller Street

Murarrie, QLD 4172, Australia

or

+61 (07) 3147 8500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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THE COMPANY

Overview

We design, sell, manufacture and service proprietary hardware and associated software to create advanced and reliable direct current (“DC”) fast chargers for electric vehicles (“EVs”). Our technology is engineered to be easy to install, own and use. Our compact, robust chargers are designed to look great on Main Street and thrive in harsh conditions. As of December 31, 2022, we have already sold over 10,000 DC fast chargers and have provided high-power charging sessions across 42 countries.

We are a technology provider that primarily generates revenue from the sale of DC fast-charging solutions. Our solutions are made up of core charging hardware, including embedded on-device firmware, and adjacent software platforms that let owners monitor and manage their assets. Our charging station hardware portfolio includes stand-alone chargers and distributed chargers, and our software products include Tritium Pulse Software and MyTritium Software. We offer ongoing maintenance services including the provision of spare parts, extended warranties, services outside warranty and a range of service level agreement options. We are currently focused on key customer types across the charging landscape, such as Charge Point Operators, Automakers, Fleets, Fuel Stations, Retail and Utilities, but our products are segment-agnostic and can be used across all target sectors. In the future, we also aim to address the emerging markets of heavy-duty vehicle charging and residential and fleet low-power DC charging.

Our principal executive offices are located at Tritium DCFC Limited, 48 Miller Street, Murarrie, QLD 4172, Australia. Our telephone number is +61 (07) 3147 8500. Our website address is www.tritiumcharging.com. The information on, or that may be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our businesses. This prospectus also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to create, and does not imply, a relationship with us, or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved (to the extent applicable to a foreign private issuer). If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of the date of effectiveness of our registration statement on Form F-4, filed in connection with the Business Combination (as defined below), (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a

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“large accelerated filer” under the rules of the SEC with at least $700.0 million of issued securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We intend to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our issued voting securities are held by U.S. residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are U.S. citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States. See “Description of Securities” for more information.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

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THE OFFERING

Issuer	Tritium DCFC Limited

Securities being registered for resale by the Selling Stockholders named in the prospectus	Up to 52,886,962 Ordinary Shares.

Ordinary Shares being offered by us upon exercise of Warrants	Up to (i) 241,147 Ordinary Shares that are issuable upon the exercise of 241,147 Private Placement Warrants and (ii) up to 9,026,984 Ordinary Shares that are issuable upon the exercise of 9,026,984 Public Warrants.

Term of Warrants	Each Warrant entitles the registered holder to purchase one Ordinary Share at a price of $6.90 per Ordinary Share. Our Warrants expire on January 13, 2027 at 5:00 p.m., New York City time.

Offering prices	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary Shares issued prior to any exercise of Warrants (as of March 1, 2023)	156,310,918 Ordinary Shares.

Warrants issued (as of March 1, 2023)	9,268,131 Warrants.

Ordinary Shares issued assuming cash exercise of all Warrants (as of March 1, 2023)	165,579,049 Ordinary Shares.

Use of proceeds

We will receive up to an aggregate of approximately $64.0 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. If the Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. Subsequent to the Business Combination, we received approximately $26.6 million in proceeds from the cash exercise by public warrant holders of 3,851,045 Warrants. As of March 9, 2023, the last reported sale price of our Ordinary Shares was $1.66 per share. If the price of our Ordinary Shares is below $6.90 per share, the exercise price of our Warrants, warrant holders will be unlikely to cash exercise their Warrants resulting in little or no cash proceeds to us. Additionally, subsequent to the Business Combination, 538,563 Warrants were exercised on a “cashless” basis by public warrant holders and 8,125,520 Warrants were exercised on a “cashless” basis by DCRN Sponsor and certain of DCRN’s independent directors. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants. See “Use of Proceeds.” All of the Ordinary Shares (including Ordinary Shares issuable upon the exercise of such Warrants) offered by the Selling Securityholders

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pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Dividend policy	We have never declared or paid any cash dividend on our Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our Ordinary Shares and Warrants	Our Ordinary Shares and Warrants are listed on Nasdaq under the trading symbols “DCFC” and “DCFCW,” respectively.

Risk factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

8

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors described below and in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus, our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included herein and included in our most recent Annual Report on Form 20-F and our updates, if any, to that section in our reports on Form 6-K incorporated by reference into this prospectus.

Risks Related to our Securities

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our Ordinary Shares and Warrants to fall.

The Selling Securityholders can resell, under this prospectus, up to 52,886,962 Ordinary Shares (excluding Ordinary Shares issuable upon exercise of the Warrants) constituting approximately 33.8% of our issued Ordinary Shares. Sales of a substantial number of Ordinary Shares in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Ordinary Shares and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares and Warrants.

Certain existing shareholders purchased securities in the Company at a price below the current trading price of such securities, and may realize significant profits in the event of an increase in trading price. Future investors in our Company may not experience a similar investment return.

Certain shareholders in the Company, including certain of the Selling Securityholders, acquired Ordinary Shares at prices below the current trading price of our Ordinary Shares, and may realize significant profits in the event of an increase in trading price.

Of the 8,519,436 Ordinary Shares included hereby for offer and resale by DCRN Sponsor (“DCRN Sponsor Shares”), 1,749,057 Ordinary Shares were acquired upon “cashless” exercise of 5,580,325 Warrants, 4,888,600 of which were originally acquired by DCRN Sponsor as warrants for common stock of DCRN in connection with a private placement concurrent with DCRN’s initial public offering, and 691,725 of which were issued as warrants for Ordinary Shares of the Company at the closing of the business combination in connection with working capital loans made by DCRN Sponsor to DCRN, in each case, at a price of $1.50 per whole warrant and for aggregate consideration of approximately $12.1 million. The 4,888,600 private placement warrants were later assumed by us in connection with the Business Combination. After assumption, each whole Warrant became exercisable for one Ordinary Share at a price of $6.90 and were also exercisable on a “cashless” basis in accordance with the terms of our Amended and Restated Warrant Agreement. Also included in the DCRN Sponsor Shares are (i) 6,489,021 Ordinary Shares originally acquired as founder shares in DCRN in connection with DCRN’s initial public offering for which DCRN Sponsor paid an aggregate of approximately $25 thousand and (ii) 281,358 Ordinary Shares acquired by DCRN Sponsor in connection with the Option Agreements.

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Additionally, this prospectus includes for offer and resale by Palantir and certain of our affiliates, including certain legacy shareholders of Tritium Holdings and certain of our directors and executive officers, up to 44,367,526 Ordinary Shares.

The following table provides the number of Ordinary Shares offered hereby by each Selling Securityholder as well as the (i) historical total amount paid, (ii) the historical weighted-average price paid per Ordinary Share and (iii) the potential profit earned by each Selling Securityholder:

Selling Securityholder	Number of Ordinary Shares Offered for Resale (1)	Historical Weighted- Average Price Paid Per Ordinary Share ($) (2)	Potential Profit Based on Current Trading Price ($ in millions) (3)
Decarbonization Plus Acquisition Sponsor II LLC	8,519,436	2.06	—
Entities affiliated with St Baker Energy Holdings Pty Ltd	35,510,820	1.33	9.2
Varley Holdings Pty Ltd	895,333	0.70	0.8
Ilwella Pty Ltd	770,500	1.77	—
Palantir Technologies Inc.	1,000,000	6.00	—
Finnmax Pty Ltd	5,065,766	0.11	7.5
Jane Hunter	1,088,782	1.79	—
Dr. David Finn(4)	36,325	—	0.1

(1)	Represents the number of shares registered for resale by each holder as of March 1, 2023.
(2)

Based on historical amounts paid by each Selling Securityholder for the respective number of Ordinary Shares originally registered for resale by each such Selling Securityholder on the Company’s registration statement on Form F-1 (File No. 333-262681), declared effective by the SEC on August 30, 2022. For the purposes of this table, where historical consideration was originally conveyed in Australian dollars, amounts have been converted to U.S. dollars using prevailing exchange rates at the time the transaction occurred.

(3)

Potential profit is calculated assuming the sale of all Ordinary Shares offered by this prospectus by each respective Selling Securityholder and is based on the last reported sale price on March 7, 2023 of our Ordinary Shares on Nasdaq of $1.59 per share.

(4)	Reflects Ordinary Shares acquired by Dr. Finn as stock-based compensation for no monetary consideration.

Based on the last reported sale price of our Ordinary Shares on March 9, 2023 of $1.66 per share, certain of the Selling Securityholders named in this prospectus would realize significant profits on the sale of their holdings as compared to the initial consideration paid for such holdings, as detailed above.

Each whole Warrant is exercisable for one Ordinary Share at a price of $6.90, and may also be exercised on a cashless basis in accordance with the terms of our Amended and Restated Warrant Agreement.

Given the relatively lower purchase prices that some of our shareholders paid to acquire Ordinary Shares compared to the current trading price of our Ordinary Shares, these shareholders, some of whom are our Selling Securityholders, in some instances will realize significant profits, depending on the market price of our Ordinary Shares at the time that such shareholders choose to sell their Ordinary Shares. Investors who purchase our Ordinary Shares in the open market following the Business Combination may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price. Additionally, even though our Ordinary Shares may be trading at a price below the trading price of DCRN’s common stock prior to the Business Combination, certain affiliates may still be incentivized to sell their shares due to the relatively lower price they paid to acquire such shares.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect our current views, as applicable, with respect to, among other things, our respective capital resources, portfolio performance and results of operations. Likewise, all statements regarding anticipated growth in our operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus reflect our current views, as applicable, about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

our ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to manage growth profitability following the Business Combination;

•	risks related to the rollout of our business and expansion strategy;

•	our ability to obtain and maintain financing arrangements on attractive terms or at all;

•	consumer failure to accept and adopt EVs;

•	overall demand for EV charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated;

•	the possibility that our technology and products could have undetected defects or errors;

•	our ability to manage growth;

•	our estimates of expenses, ongoing losses, future revenue, capital requirements and needs for or ability to obtain additional financing;

•	the effects of the COVID-19 pandemic or other adverse public health developments on our business;

•	the effects of competition on our future business;

•	the volatility of currency exchange rates;

•

the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate or will operate in the future;

•	potential litigation, governmental or regulatory proceedings, investigations or inquiries involving us, including in relation to the Business Combination;

•

inability to remediate material weaknesses in internal control over financial reporting and failure to maintain an effective system of internal controls, and the inability to accurately or timely report our financial condition or results of operations;

•

failure to maintain an effective system of internal control over financial reporting, and loss of securityholder confidence in our financial and other public reporting from the inability to accurately report our financial results or prevent fraud;

•	changes in personnel and availability of qualified personnel;

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•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by us subsequent to the Business Combination;

•	higher costs as a result of being a public company;

•	general economic uncertainty;

•	the ability to maintain the listing of our securities on Nasdaq;

•	the limited experience of certain members of our management team in operating a public company in the United States; and

•	the volatility of the market price and liquidity of our securities.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors” in our 2022 Form 20-F incorporated by reference into this prospectus. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements). You should also carefully consider the cautionary statements contained or referred to in this section in connection with the forward-looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

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USE OF PROCEEDS

We will receive up to $64.0 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash, based on 9,268,131 issued Warrants as of March 1, 2023. If the Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. Subsequent to the Business Combination, we received approximately $26.6 million in proceeds from the cash exercise by public warrant holders of 3,851,045 Warrants. As of March 9, 2023, the last reported sale price of our Ordinary Shares was $1.66 per share. If the price of our Ordinary Shares remains below $6.90 per share, the exercise price of our Warrants, warrant holders will be unlikely to cash exercise their Warrants resulting in little or no cash proceeds to us. Additionally, subsequent to the Business Combination, 538,563 Warrants were exercised on a “cashless” basis by public warrant holders and 8,125,520 Warrants were exercised on a “cashless” basis by DCRN Sponsor and certain of DCRN’s previous independent directors. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants.

The Selling Securityholders will receive all of the net proceeds from the sale of any Ordinary Shares offered by them under this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

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CAPITALIZATION AND INDEBTEDNESS

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference in this prospectus and any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2022
Unaudited ($) in thousands
Cash and cash equivalents	70,753

Borrowings	74
CIGNA Refinance Loan	88,269

Total Indebtedness	88,343

Tritium Ordinary Shares	227,268
Additional paid-in capital	19,210
Accumulated other comprehensive income	3,640
Accumulated deficit	(290,667)

Total shareholders’ deficit	(40,549)

Total capitalization(1)	47,794

(1)

Excludes the impact of any cash exercise of Warrants by warrant holders. Further, all of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts and the Company will not receive any of the proceeds from such sales. As such, there is no impact to the capitalization relating to the resale.

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DESCRIPTION OF SECURITIES

Our authorized share capital consists of 171,519,021 Ordinary Shares, no par value. Our Ordinary Shares are not redeemable and do not have any preemptive rights.

In connection with our business combination that closed on January 13, 2022, we issued 21,783,259 existing warrants, each entitling its holder to purchase one Ordinary Share at an initial exercise price equal to $11.50 per share, which was adjusted to $6.90 per share pursuant to Section 4.3 of the Warrant Agreement by and between DCRN and the warrant agent party thereto.

As of March 1, 2023, we had 156,310,918 Ordinary Shares issued and 9,268,131 existing warrants issued. Our Ordinary Shares and existing warrants are listed on Nasdaq under the symbols “DCFC” and “DCFCW,” respectively.

For a description of our Ordinary Shares and existing warrants, including the rights and obligations attached thereto, please refer to Exhibit 4.9 hereto, which is incorporated by reference herein.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans Payable to St. Baker Energy Affiliates

On November 18, 2022, Sunset Power Pty Ltd, an affiliate of St Baker Energy Pty Ltd, agreed to provide the full $10.0 million commitment for the Accordion Facility as the Accordion Facility lender.

For additional information regarding the LNSA and the Accordion Facility, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Sources of Liquidity” and “Major Shareholders and Related Party Transactions” in the 2022 Form 20-F.

On December 23, 2022, we entered into a secured term loan facility with Sunset Power Pty Ltd as trustee of St Baker Family Trust, under which we borrowed an aggregate principal amount of $20.0 million. The outstanding balance of the secured term loan facility at December 31, 2022 was $19.6 million.

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SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 52,886,962 Ordinary Shares.

The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table and in the footnotes in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering Ordinary Shares for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over the Ordinary Shares they own or have the right to acquire within 60 days, as well as Ordinary Shares for which they have the right to vote or dispose of such securities. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, Ordinary Shares, which a person has the right to acquire within 60 days of the date of this prospectus, are included both in that person’s beneficial ownership as well as in the total number of Ordinary Shares issued used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same ordinary shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same Ordinary Shares.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Unless otherwise indicated, the information in the table below is based upon information provided by the Selling Securityholders. Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o Tritium DCFC Limited, 48 Miller Street, Murarrie, QLD 4172, Australia.

Name and Address of Selling Securityholder(1)	Ordinary Shares Beneficially Owned Prior to the Offering	As a % of Ordinary Shares Issued	Number of Ordinary Shares Being Offered
Decarbonization Plus Acquisition Sponsor II LLC(2)(3)	8,519,436	5.5%	8,519,436
St Baker Energy Holdings Pty Ltd(4)	38,605,950	24.7%	35,510,820
Varley Holdings Pty Ltd(5)	13,133,219	8.4%	895,333
Ilwella Pty Ltd(6)	12,691,009	8.1%	770,500
Palantir Technologies Inc.(7)	1,000,000	*	1,000,000
Finnmax Pty Ltd	5,065,766	3.2%	5,065,766

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Name and Address of Selling Securityholder(1)	Ordinary Shares Beneficially Owned Prior to the Offering	As a % of Ordinary Shares Issued	Number of Ordinary Shares Being Offered
Jane Hunter	1,088,782	*	1,088,782
Dr. David Finn	36,325	*	36,325

*	Less than one percent.
(1)

The beneficial ownership of Ordinary Shares is based on 156,310,918 Ordinary Shares issued as of March 1, 2023 and the number of shares registered for resale by each holder is based on holdings information known to the Company as of March 1, 2023.

(2)

David M. Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Holdings LLC and have shared voting and investment discretion with respect to the securities held of record by DCRN Sponsor. As such, each of Riverstone Holdings LLC, David M. Leuschen and Pierre F. Lapeyre, Jr. may be deemed to have or share beneficial ownership of the securities held directly by DCRN Sponsor. Each such entity or person disclaims any such beneficial ownership.

(3)	The business address for this entity is c/o Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, NY 10019.
(4)	The business address for this entity is Level 11, 344 Queen Street, Brisbane, QLD 4000, Australia, Attn: Trevor St Baker.
(5)	The business address for this entity is 21C School Drive, Tomago, NSW 2322, Australia, Attn: Justin England.
(6)

The amount shown and the following information is derived from a Schedule 13G/A filed on February 13, 2023 by Ilwella Pty Ltd. The business address for this entity is L22, 56 Pitt St, Sydney, NSW 2000, Australia, Attn: Quentin Flannery.

(7)

Palantir Technologies Inc. is currently controlled by its board of directors. For more information, please see Palantir Technologies Inc.’s public filings with the SEC. We are a customer of Palantir Technologies Inc. The address of Palantir Technologies Inc. is 1555 Blake Street, Suite 250, Denver, CO 80202.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of Ordinary Shares. This discussion applies only to Ordinary Shares that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of Ordinary Shares. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Tritium has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers or traders in securities;

•	traders in securities that elect to mark to market interested party transactions that require shareholder approval;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding Ordinary Shares as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Ordinary Shares being taken into account in an applicable financial statement;

•	persons that actually or constructively own 5% or more (by vote or value) of the Ordinary Shares;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders having a functional currency other than the U.S. dollar;

•	persons who hold or received Ordinary Shares pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Ordinary Shares that is for U.S. federal income tax purposes:

•	in individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Ordinary Shares, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO HOLDERS OF ORDINARY SHARES WILL DEPEND ON EACH HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ORDINARY SHARES.

U.S. Holders

Distributions on Ordinary Shares

If Tritium makes distributions of cash or property on the Ordinary Shares, the gross amount of such distributions (including any amount of foreign taxes withheld) will be treated for U.S. federal income tax purposes first as a dividend to the extent of its current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. Because Tritium does not expect to provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions below under “—Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gains rate, provided that:

•

either (a) the Ordinary Shares are readily tradable on an established securities market in the United States, or (b) Tritium is eligible for the benefits of the Convention between the Government of the United States of America and the Government of the Australia for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Treaty”);

•

Tritium is neither a PFIC (as discussed below under “—Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Tritium in any taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements; and

•	and certain other requirements are met.

U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to Ordinary Shares. Subject to certain exceptions, dividends on Ordinary Shares will constitute foreign source income and generally passive income for foreign tax credit limitation purposes.

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Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “ —Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Ordinary Shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Ordinary Shares could be materially different from that described above, if Tritium is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, Tritium will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Tritium owns, directly or indirectly, 25% or more (by value) of the stock. Based on the current and anticipated composition of the income, assets and operations of Tritium and its subsidiaries, Tritium does not believe it will be treated as a PFIC for the current taxable year.

However, whether we or any of our subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of our income and assets, our market value and the market value of our subsidiaries’ shares and assets. Changes in the composition of our income or asset may cause us to be or become a PFIC for the current or subsequent taxable years. In addition, whether we are treated as a PFIC for U.S. federal income tax purposes is determined annually after the close of each taxable year and, thus, is subject to significant uncertainty. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS. Accordingly, there can be no assurances that we will not be treated as a PFIC for the current taxable year or in any future taxable year.

Under the PFIC rules, if Tritium were considered a PFIC at any time that a U.S. Holder owns Ordinary Shares, Tritium would continue to be treated as a PFIC with respect to such U.S. Holder’s investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Ordinary Shares at their fair market value on the last day of the last taxable year in which Tritium is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Tritium subsequently becomes a PFIC.

For each taxable year that Tritium is treated as a PFIC with respect to a U.S. Holder’s Ordinary Shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Ordinary Shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the

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average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Ordinary Shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•

the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Tritium is a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital gains, even though the U.S. Holder holds the Ordinary Shares as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Tritium may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Tritium does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of Tritium’s subsidiaries.

If Tritium is a PFIC, a U.S. Holder of Ordinary Shares may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its Ordinary Shares only if Tritium provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Because Tritium does not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to Ordinary Shares.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its Ordinary Shares to elect out of the Excess Distribution Rules discussed above if Tritium is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares, such U.S. Holder will include in income for each year that Tritium is treated as a PFIC with respect to such Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Ordinary Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Ordinary Shares previously included in income. A U.S. Holder’s basis in the Ordinary Shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Tritium makes would generally be subject to the rules discussed above under “ —Distributions on Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Ordinary Shares, which are listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder will

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continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Tritium.

If a U.S. Holder does not make a mark-to-market election (or a QEF election) effective from the first taxable year of a U.S. Holder’s holding period for the Ordinary Shares in which Tritium is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the Ordinary Shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if Tritium is a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of Ordinary Shares. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Ordinary Shares that is not a U.S. Holder, including:

•	a nonresident alien individual, other than certain former citizens and residents of the United States;

•	a foreign corporation; or

•	a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares to Non-U.S. Holders

Any (i) distributions of cash or property paid to a Non-U.S. Holders in respect of Ordinary Shares or (ii) gain realized upon the sale or other taxable disposition of Ordinary Shares generally will not be subject to U.S. federal income taxation unless:

•

the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•

in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

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Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of Ordinary Shares, and the proceeds received on the sale or other taxable the disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s Ordinary Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to Ordinary Shares and proceeds from the sale of other disposition of Ordinary Shares received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

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MATERIAL AUSTRALIAN TAX CONSIDERATIONS

This section below provides a general summary of the Australian tax considerations generally applicable to Australian resident and non-Australian resident shareholders of Tritium with respect to the ownership and disposition of Tritium Ordinary Shares.

The comments in this section deal only with the Australian taxation implications of the ownership and disposition of Tritium Ordinary Shares if you hold your Tritium Ordinary Shares as investments on capital account.

These comments do not apply to you if you:

•	hold your securities as revenue assets or trading stock (which will generally be the case if you are a bank, insurance company or carry on a business of share trading); or

•	are assessed on gains and losses on the securities under the taxation of financial arrangements “TOFA” provisions in Division 230 of the Income Tax Assessment Act 1997.

The Australian taxation implications of holding and disposing of shares in Tritium will vary depending upon your particular circumstances. Accordingly, it should not be relied upon as taxation advice and you should seek and rely upon your own professional advice before concluding on the particular taxation treatment that will apply to you. Furthermore, the discussion below is based upon the Australian income tax laws, applicable case law, regulations and published rulings, determinations and statement of administrative practice of the Australian Taxation Office as at the date of this filing. During the period of ownership of the Tritium Ordinary Shares by Tritium Shareholders, the taxation laws of Australia, or their interpretation, may change (possibly with retroactive effect).

Tritium, Tritium Australia and Tritium Holdings and their officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences, or in respect of the taxation consequences.

This taxation summary is necessarily general in nature and is not exhaustive of all Australian tax consequences that could apply in all circumstances for Tritium shareholders. It is strongly recommended that each Tritium shareholder seek their own independent professional tax advice applicable to their particular circumstances.

This summary does not constitute financial product advice as defined in the Corporations Act. This summary is confined to certain taxation matters, based on the relevant Australian tax laws in force, established interpretations of that law and understanding of the practice of the relevant tax authority at the date of this summary. This summary does not take into account the tax laws of countries other than Australia.

Australian Resident Shareholders

This section applies to Tritium shareholders who are residents of Australia for income tax purposes and hold their shares as investments on capital account.

Taxation in respect of dividends on Tritium Ordinary Shares

Dividends paid by Tritium on a share should constitute assessable income of an Australian tax resident shareholder. Australia has a franking system wherein dividends can be franked and the shareholder receives a franking credit which effectively represents the corporate tax paid by the company. Dividends can be “fully franked”, “partially franked” or “unfranked” and the maximum franking credit is calculated at the corporate tax rate (currently 30%).

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Australian Resident Individuals and Complying Superannuation Entities

Australian tax resident shareholders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend.

Subject to the comments in relation to “Qualified Persons” below, such shareholders should be entitled to a tax offset equal to the franking credit attached to the dividend. The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess.

To the extent that the dividend is unfranked, an Australian individual shareholder will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset). Complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).

Corporate Shareholders

Corporate Tritium shareholders are also required to include both the dividend and the associated franking credits (if any) in their assessable income.

Subject to the comments in relation to “Qualified Persons” below, corporate Tritium shareholders should be entitled to a tax offset up to the amount of the franking credit attached to the dividend.

An Australian resident corporate Tritium shareholder should be entitled to a credit in its own franking account to the extent of the franking credits attached to the dividend received. This will allow the corporate Tritium shareholder to pass on the franking credits to its investor(s) on the subsequent payment of franked dividends.

Excess franking credits received by corporate Tritium shareholders will not give rise to a refund entitlement for a company but can be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years. For completeness, this tax loss cannot be carried back under the loss carry back tax offset rules introduced in the 2020-21 Federal Budget.

Trusts and Partnerships

Australian tax resident Tritium shareholders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are also required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, an Australian resident trust beneficiary that is not under a legal disability and that is presently entitled to a share of the income of the trust estate in the relevant year of income, or the relevant partner in the partnership (as the case may be), may be entitled to a tax offset by reference to the beneficiary’s or partner’s share of the net income of the trust or partnership.

To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnerships, will be required to include the unfranked dividend in the net income of the trust or partnership. An Australian resident trust beneficiary that is not under a legal disability and that is presently entitled to a share of the income of the trust estate (and not acting in a capacity as trustee) in the relevant year of income, or the relevant partner in the partnership, will generally be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).

Additional or alternative considerations may be relevant in relation to shareholders that are trustees of specific categories of trusts under Australian tax law (such as managed investment trusts, AMITs, or public

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trading trusts). The precise tax consequences for a trustee shareholder are a complex tax issue which requires analysis based on each shareholder’s individual circumstances and the terms of the relevant trust deed. Tritium shareholders should obtain their own tax advice to determine these matters.

Qualified Persons

The benefit of franking credits can be denied where a Tritium shareholder is not a “qualified person” in which case the Tritium Shareholder will not be able to include an amount for the franking credits in their assessable income and will not be entitled to a tax offset.

Broadly, to be a qualified person, a Tritium shareholder must satisfy the holding period rule and, if necessary, the related payment rule. The holding period rule requires a Tritium shareholder to hold the shares “at risk” for at least 45 days continuously during the qualification period—starting from the day after acquisition of the shares and ending 45 days after the shares become ex-dividend where there is no relevant “related payment”—in order to qualify for franking benefits.

This holding period rule is subject to certain exceptions, including where the total franking offsets of an individual in a year of income do not exceed A$5,000.

Whether you are qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. Tritium shareholders should obtain their own tax advice to determine if these requirements have been satisfied.

Capital Gains Tax (“CGT”) Implications

Disposal of Shares

For Australian tax resident Tritium shareholders, who hold their Tritium Ordinary Shares on capital account, the future disposal of Tritium Ordinary Shares will give rise to a CGT event at the time which the legal and beneficial ownership of the Tritium Ordinary Shares are disposed of. Tritium shareholders will derive a capital gain on the disposal of their shares in Tritium to the extent that the capital proceeds exceed the cost base of their Tritium Ordinary Shares.

A capital loss will be made where the capital proceeds are less than the reduced cost base of their Tritium Ordinary Shares. Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later incomes years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.

Capital Proceeds

The capital proceeds should be equal to any consideration received by the Tritium shareholder in respect to the disposal of their Tritium Ordinary Shares.

Cost base of Tritium Ordinary Shares

The cost base of a Tritium ordinary share will generally be equal to the cost of acquiring the Tritium ordinary share, plus any incidental costs of acquisition and disposal (i.e. brokerage costs and legal fees). However, to the extent that a roll-over was obtained in relation to the acquisition of the Tritium Ordinary Shares under the Australian scrip for scrip rules, the cost base should be equal to the inherited cost base of the pre-existing shares (i.e. the original interests).

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CGT Discount

The CGT discount may apply to Tritium shareholders that are Australian tax resident individuals, complying Australian superannuation funds or trusts, who have held, or are taken to have held, their Tritium Ordinary Shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their Tritium Ordinary Shares.

The impact of the scrip for scrip rollover provisions on the holding period should be considered at an individual shareholder level. However, it is expected that the acquisition date of the Tritium Ordinary Shares for the purposes of the CGT discount should be the acquisition date of the Tritium shareholder’s pre-existing shares.

The CGT discount is:

•	one-half if the Tritium shareholder is an individual or trustee: meaning only 50% of the capital gain will be included in the shareholder’s assessable income; and

•	one-third if the Tritium shareholder is a trustee of a complying superannuation entity: meaning only two-thirds of the capital gain will be included in the shareholder’s assessable income.

The CGT discount is not available to Tritium shareholders that are companies.

If a Tritium shareholder makes a discounted capital gain, any current year and/or carried forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount is then included in the Tritium shareholder’s net capital gain for the income year and included in its assessable income.

The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.

Non-Australian Resident Shareholders

This section applies to Tritium shareholders who are not residents of Australia for income tax purposes and hold their shares as investments on capital account.

Taxation in Respect of Dividends on Tritium Ordinary Shares

Non-Australian resident Tritium shareholders who do not have a permanent establishment in Australia should not be subject to Australian income tax but may be subject to Australian dividend withholding tax on their Tritium dividends.

Franked Dividends

As outlined above, Australia has a franking system wherein dividends can be franked and Australian resident shareholders receive a franking credit which effectively represents the corporate tax paid by the underlying company (i.e. Tritium). Dividends can be “fully franked”, “partially franked” or “unfranked”.

Dividends received by non-Australian resident Tritium shareholders which are franked should not be subject to Australian dividend withholding tax to the extent of the franking (i.e. if the dividend if fully franked, it should not be subject to Australian dividend withholding tax at all). However, refunds of franking credits are not available to non-Australian resident shareholders.

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Dividends Attributable to Conduit Foreign Income

Non-Australian resident Tritium shareholders should not be subject to Australian dividend withholding tax where Tritium pays an unfranked dividend out of income which Tritium has declared to be conduit foreign income (“CFI”). Generally, CFI would include amounts received by Tritium that are attributable to dividends received from foreign subsidiaries which are treated as non-assessable non-exempt income for Australian tax purposes.

Unfranked Dividends

Non-Australian resident Tritium shareholders should generally be subject to Australian dividend withholding tax to the extent of the unfranked component of any dividends received that are not declared to be CFI. Australian dividend withholding tax is imposed at a flat rate of 30% on the amount of the dividend that is unfranked unless the Tritium shareholder is a tax resident of a country that has a double tax treaty (“DTT”) with Australia. In the event the Tritium shareholder is otherwise able to rely on the DTT, the rate of Australian dividend withholding tax may be reduced (typically to 15%), depending on the terms of the DTT.

CGT Implications

Non-Australian resident Tritium shareholders who do not have a permanent establishment in Australia should not be subject to Australian CGT.

General Australian Tax Matters

This section applies to both Australian resident and non-Australian resident Tritium shareholders.

GST

The acquisition or disposal of Tritium Ordinary Shares by a shareholder (who is registered or required to be registered for GST) will be classified as a “financial supply” for Australian GST purposes. Accordingly, Australian GST will not be payable in respect of amounts paid for the acquisition or disposal of Tritium Ordinary Shares.

No GST should be payable in respect of dividends paid to Tritium shareholders.

Subject to certain requirements, there may be a restriction on the entitlement of Tritium shareholders registered for GST to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of Tritium Ordinary Shares (e.g. lawyer’s and accountants’ fees).

Stamp Duty

No stamp duty should be payable on the acquisition of Tritium Ordinary Shares.

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PLAN OF DISTRIBUTION

We are registering the resale by the Selling Securityholders named in this prospectus, including their donees, pledgees, transferees or their successors, of 52,886,962 Ordinary Shares of the Company. This prospectus also relates to the issuance of up to (i) 241,147 Ordinary Shares that are issuable upon the exercise of 241,147 Private Placement Warrants and (ii) up to 9,026,984 Ordinary Shares that are issuable upon the exercise of 9,026,984 Public Warrants.

We will not receive any proceeds from any sale by the Selling Securityholders of the Ordinary Shares being registered for resale hereunder. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants. The Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions), including but not limited to, on Nasdaq at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by

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this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the participating broker-dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealers(s), where applicable; and

•	other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge the Securities to a financial institution or other third party that in turn may sell the Securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

31

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

32

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the securities registered under the registration statement of which this prospectus forms a part.

SEC Registration Fee	$89,782.68	(1)
FINRA filing fee	*
Legal fees	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*

Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

(1)

Represents SEC registration fee previously paid in connection with our Registration Statement on Form F-1 (File No. 333-262681), initially filed with the SEC on February 11, 2022, and declared effective on August 30, 2022.

33

LEGAL MATTERS

Corrs Chambers Westgarth, Australian counsel to the Company, has provided a legal opinion for the Company regarding the validity of the Ordinary Shares offered by this prospectus.

34

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2022 (which contains an explanatory paragraph relating to Tritium DCFC Limited’s ability to continue as a going concern as described in Note 1 to the financial statements) have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

35

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE

UNITED STATES

We are a public limited company organized under the laws of Australia. As a result, the rights of holders of our Ordinary Shares will be governed by Australian law and our constitution. The rights of shareholders under Australian law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Australia will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Australia against us or our directors or officers under the securities laws of other jurisdictions.

Our registered address in Australia is c/o Tritium DCFC Limited, 48 Miller Street, Murarrie, QLD 4172, Australia.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Cogency Global Inc., 22 East 42nd Street, 18th Floor New York, NY 10168.

36

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 10, 2023.

PRELIMINARY PROSPECTUS

1,534,410 Financing Warrants

3,736,935 Ordinary Shares Issued or Issuable Upon Exercise of Financing Warrants

Tritium DCFC Limited

This prospectus relates to the offer and sale (a) of up to 1,534,410 warrants to purchase ordinary shares, no par value (“Ordinary Shares”) of Tritium DCFC Limited, a public limited company organized under the laws of Australia (the “Company”), by the Selling Securityholders (as defined below) (such warrants, the “Financing Warrants”), (b) the issuance by us of up to an aggregate of 1,534,410 Ordinary Shares upon exercise of the Financing Warrants and the resale of such Ordinary Shares and (c) the resale of 2,202,525 Ordinary Shares previously issued to the Selling Securityholders upon exercise of Financing Warrants. The Financing Warrants were originally issued to HealthSpring Life & Health Insurance Company, Inc., Cigna Health and Life Insurance Company, Barings Target Yield Infrastructure Debt Holdco 1 S.À R.L., Martello Re Limited, REL Batavia Partnership, L.P. and Sunset Power Pty Ltd as trustee for the St Baker Family Trust, an affiliate of St Baker Energy Holdings Pty Ltd (collectively, the “Selling Securityholders”) in connection with certain of our debt refinancing activities. We will receive the proceeds from any exercise of any warrants for cash but will not receive any proceeds from the offer and sale of the Financing Warrants or Ordinary Shares by the Selling Securityholders. We provide more information about how the Selling Securityholders may sell the Financing Warrants and Ordinary Shares in the section entitled “Plan of Distribution.”

We will pay the expenses incurred in registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of our Financing Warrants and Ordinary Shares to which this prospectus relates by the Selling Securityholders, as well as the issuance of Ordinary Shares upon exercise of the Financing Warrants, including legal and accounting fees.

This prospectus also covers any indeterminate amount of additional securities that may become issuable by reason of share splits, share dividends or other similar transactions or adjustments or as a result of the anti-dilution provisions of the Financing Warrants.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 10 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the trading symbol “DCFC”. On March 9, 2023, the last reported sales price of our Ordinary Shares, as reported on Nasdaq, was $1.66 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell the securities described in this prospectus, from time to time, in one or more offerings as described in this prospectus. Each time that the Selling Securityholders offer and sell securities, we or the Selling Securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. The Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated, references to a particular “fiscal year” are to our fiscal year ended June 30 of that year.

References to a year other than a “Fiscal” or “fiscal year” are to the calendar year ended December 31. Unless otherwise specified, all monetary amounts in this prospectus are in U.S. dollars, all references to “$,” “US$,” “USD” and “dollars” mean U.S. dollars and all references to “A$” and “AUD” mean Australian dollars. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

We are an “emerging growth company” and a “foreign private issuer” as defined under SEC rules and will be subject to reduced public company reporting requirements for this prospectus and future filings.

Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “Tritium,” the “Company” and our “company” refer to Tritium DCFC Limited and its subsidiaries and references to “Tritium Holdings” refer to Tritium Holdings Pty Ltd. When we refer to “you,” we mean the potential purchasers of the applicable securities of the Company.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy and information statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.tritiumcharging.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended June 30, 2022, filed with the SEC on September 22, 2022 (the “2022 Form 20-F”);

•	Our Report on Form 6-K filed with the SEC on November 4, 2022 and March 9, 2023; and

•

The description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on January  13, 2022, and Exhibit 2.1 to the 2022 Form 20-F and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such document.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Tritium DCFC Limited

48 Miller Street

Murarrie, QLD 4172, Australia

or

+61 (07) 3147 8500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

We design, sell, manufacture and service proprietary hardware and associated software to create advanced and reliable direct current (“DC”) fast chargers for electric vehicles (“EVs”). Our technology is engineered to be easy to install, own and use. Our compact, robust chargers are designed to look great on Main Street and thrive in harsh conditions. As of December 31, 2022, we have already sold over 10,000 DC fast chargers and have provided high-power charging sessions across 42 countries.

We are a technology provider that primarily generates revenue from the sale of DC fast-charging solutions. Our solutions are made up of core charging hardware, including embedded on-device firmware, and adjacent software platforms that let owners monitor and manage their assets. Our charging station hardware portfolio includes stand-alone chargers and distributed chargers, and our software products include Tritium Pulse Software and MyTritium Software. We offer ongoing maintenance services, including the provision of spare parts, extended warranties, services outside warranty and a range of service level agreement options. We are currently focused on key customer types across the charging landscape, such as Charge Point Operators, Automakers, Fleets, Fuel Stations, Retail and Utilities, but our products are segment-agnostic and can be used across all target sectors. In the future, we also aim to address the emerging markets of heavy-duty vehicle charging and residential and fleet low-power DC charging.

Our principal executive offices are located at Tritium DCFC Limited, 48 Miller Street, Murarrie, QLD 4172, Australia. Our telephone number is +61 (07) 3147 8500. Our website address is www.tritiumcharging.com. The information on, or that may be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our businesses. This prospectus also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to create, and does not imply, a relationship with us, or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Credit Facility Refinancing and Financing Warrant Issuance

On September 2, 2022, our existing $90 million debt facility was refinanced to provide an additional $60 million in available credit, increasing the total facility to $150 million (“Facility A”) pursuant to the Senior Loan Note Subscription Agreement (the “LNSA”) with HealthSpring Life & Health Insurance Company, Inc, Cigna Health and Life Insurance Company, Barings Target Yield Infrastructure Debt Holdco 1 S.À R.L., Martello Re Limited and REL Batavia Partnership, L.P. (the “Facility A Lenders”). The LNSA has a 3-year term and 8.5% cash coupon rate which is supplemented with the issuance to the lenders or their affiliates of Financing Warrants. The LNSA includes an accordion mechanism by which Tritium Pty Ltd may, subject to certain conditions, seek commitments from any Facility A Lender or any of their respective nominees for a single additional USD term loan of up to $10.0 million in aggregate on equivalent terms to Facility A (once committed, such loan being the “Accordion Facility”) which may be utilized only after Facility A has been fully drawn. The Accordion Facility became effective on November 18, 2022 for the full $10.0 million commitment, with Sunset Power Pty Ltd as the Accordion Facility lender. Facility A and the Accordion Facility both become due 36 months after the first Utilisation Date for Facility A.

The debt funding under the LNSA is subject to certain financial covenants. Interest on borrowings for each Facility under the LNSA is subject to an interest rate of 8.50% per annum and accrued interest is payable quarterly, with any accrued but unpaid interest outstanding on the termination date thereof (or earlier date that the facilities under the LNSA are repaid) being payable on such date. The LNSA includes an exit fee in an amount equal to 2.5% of the principal amount of each loan note that is being repaid or prepaid.

In connection with the financing transactions contemplated by the LNSA, on September 2, 2022, and November 18, 2022, the Company issued to the Selling Securityholders an aggregate of 2,166,229 Financing Warrants pursuant to the Subscription and Registration Rights Agreement, dated September 2, 2022 (the “Warrant Subscription Agreement”), by and among the Company and the parties listed under Holder on the signature pages thereto, and the Warrant Agreement, dated as of September 2, 2022 (the “Financing Warrant Agreement”), by and among the Company, Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company. The Financing Warrants were issued to the Selling Securityholders in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act. See “Description of Securities.”

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved (to the extent applicable to a foreign private issuer). If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of the date of effectiveness of our registration statement on Form F-4, filed in connection with the Business Combination (as defined below), (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of issued securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We intend to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our issued voting securities are held by U.S. residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are U.S. citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States. See “Description of Securities” for more information.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

THE OFFERING

Issuer	Tritium DCFC Limited

Financing Warrants being registered for resale by the Selling Securityholders named in the prospectus	Up to 1,534,410 Financing Warrants. This prospectus also relates to the resale by the Selling Securityholders of Ordinary Shares issued upon exercise of the Financing Warrants.

Ordinary Shares being offered by us upon exercise of Financing Warrants	Up to 1,534,410 Ordinary Shares that are issuable upon the exercise of the Financing Warrants.

Ordinary Shares issued upon exercise of Financing Warrants being registered for resale by the Selling Securityholders named in the prospectus	Up to 2,202,525 Ordinary Shares.

Terms of Financing Warrants	Each Financing Warrant entitles the registered holder to purchase one Ordinary Share at a price of $0.0001 per Ordinary Share. The Financing Warrants are subject to vesting: (a) one-third of the Financing Warrants issued on September 2, 2022 vested and became immediately exercisable on the “Financial Close,” which was September 12, 2022 and one-third of the Financing Warrants issued on November 18, 2022 vested and became exercisable on the issuance date; (b) one-third of the Financing Warrants will vest and be exercisable on the date that is nine (9) months after the date of the Financial Close; and (c) one-third of the Financing Warrants will vest and be exercisable on the date that is eighteen (18) months after the date of the Financial Close. The Financing Warrants are subject to accelerated vesting under certain circumstances. The Financing Warrants also contain certain value protection features including a guaranteed value feature and customary anti-dilution provisions. No Financing Warrant may be transferred or assigned by a holder except with the written consent of the Company (which may not be unreasonably withheld or delayed). Notwithstanding the foregoing, a holder of Financing Warrants may assign any Financing Warrant and its rights and obligations to one or more of its affiliates without the consent of the Company; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of the Financing Warrant. See “Description of Securities—Our Financing Warrants” for a description of the Financing Warrants.

Offering prices	The Ordinary Shares and Financing Warrants offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary Shares issued (as of March 1, 2023)	156,310,918 Ordinary Shares.

Financing Warrants issued (as of March 1, 2023)	1,534,410 Financing Warrants.

Existing warrants issued (as of March 1, 2023)	9,268,131 existing warrants.

Ordinary Shares issued assuming (i) all Ordinary Shares registered for resale by the Selling Securityholders hereby are issued and (ii) the cash exercise of all Financing Warrants and existing warrants (as of March 1, 2023)

167,113,459 Ordinary Shares.

Use of proceeds	We will not receive any proceeds from the resale of the Financing Warrants and Ordinary Shares issued upon exercise of Financing Warrants included in this prospectus by the Selling Securityholders. We will receive only nominal proceeds from the exercise of the Financing Warrants, assuming the exercise in full of all of the Financing Warrants for cash. If the Financing Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. See “Use of Proceeds.”

Dividend policy	We have never declared or paid any cash dividend on our Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our Ordinary Shares and existing warrants	Our Ordinary Shares and existing warrants are listed on Nasdaq under the trading symbols “DCFC” and “DCFCW,” respectively.

Risk Factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factor described below and in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus, our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included herein and included in our most recent Annual Report on Form 20-F and our updates, if any, to that section in our reports on Form 6-K incorporated by reference into this prospectus.

Risks Related to Our Securities

In the future, we may need to raise funds, which may result in the dilution of our shareholders, and such funds may not be available on favorable terms or at all.

We may need to raise additional capital in the future and may elect to issue shares or engage in fundraising activities for a variety of reasons, including funding acquisitions or growth initiatives. We will be subject to the constraints of the Listing Rules of Nasdaq regarding the percentage of capital that we are able to issue within a 12-month period (other than where exceptions apply). Our shareholders may be diluted as a result of such issuances of our Ordinary Shares and fundraisings. Additionally, our Financing Warrants contain certain guaranteed value and anti-dilution protections that may result in the Financing Warrants being exercisable for more than the number of Ordinary Shares currently underlying the Financing Warrants. Our shareholders may be diluted if these guaranteed value or anti-dilution protections are invoked.

Additionally, we may raise additional funds through the issuance of debt securities or through obtaining credit from government or financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such securities or loans could require significant interest payments, contain covenants that restrict our business, or other unfavorable terms.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect our current views, as applicable, with respect to, among other things, our respective capital resources, portfolio performance and results of operations. Likewise, all statements regarding anticipated growth in our operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus reflect our current views, as applicable, about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

our ability to realize the anticipated benefits of our acquisition of all of the issued equity interests in Tritium Holdings and merger of DCRN with and into Hulk Merger Sub, Inc. (the “Business Combination”), in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement, dated May 25, 2021, by and among us, DCRN, Tritium Holdings and Hulk Merger Sub, Inc., which may be affected by, among other things, competition and our ability to manage growth profitability following the Business Combination;

•	risks related to the rollout of our business and expansion strategy;

•	consumer failure to accept and adopt EVs;

•	overall demand for EV charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated;

•	the possibility that our technology and products could have undetected defects or errors;

•	our ability to manage growth;

•	our ability to obtain and maintain financing arrangements on attractive terms;

•	our estimates of expenses, ongoing losses, future revenue, capital requirements and needs for or ability to obtain additional financing;

•	the effects of the COVID-19 pandemic or other adverse public health developments on our business;

•	the effects of competition on our future business;

•	the volatility of currency exchange rates;

•

the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate or will operate in the future;

•	potential litigation, governmental or regulatory proceedings, investigations or inquiries involving us, including in relation to the Business Combination;

•

inability to remediate material weaknesses in internal control over financial reporting and failure to maintain an effective system of internal controls, and the inability to accurately or timely report our financial condition or results of operations;

•

failure to maintain an effective system of internal control over financial reporting, and loss of securityholder confidence in our financial and other public reporting from the inability to accurately report our financial results or prevent fraud;

•	changes in personnel and availability of qualified personnel;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by us subsequent to the Business Combination;

•	higher costs as a result of being a public company;

•	general economic uncertainty;

•	the ability to maintain the listing of our securities on Nasdaq;

•	the limited experience of certain members of our management team in operating a public company in the United States; and

•	the volatility of the market price and liquidity of our securities.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors” in our 2022 Form 20-F incorporated by reference into this prospectus. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements). You should also carefully consider the cautionary statements contained or referred to in this section in connection with the forward-looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

USE OF PROCEEDS

All of the Financing Warrants and Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive only nominal proceeds from the exercise of the Financing Warrants, assuming the exercise in full of all of the Financing Warrants for cash. If the Financing Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises.

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares and Financing Warrants offered by the Selling Securityholders pursuant to this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

CAPITALIZATION AND INDEBTEDNESS

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference in this prospectus and any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2022
Unaudited ($) in thousands
Cash and cash equivalents	70,753

Borrowings	74
CIGNA Refinance Loan	88,269

Total Indebtedness	88,343

Tritium Ordinary Shares	227,268
Additional paid-in capital	19,210
Accumulated other comprehensive income	3,640
Accumulated deficit	(290,667)

Total shareholders’ deficit	(40,549)

Total capitalization(1)	47,794

(1)

Excludes the impact of any cash exercise of Warrants by warrant holders. Further, all of the Ordinary Shares and Financing Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts and the Company will not receive any of the proceeds from such sales. As such, there is no impact to the capitalization relating to the resale.

DESCRIPTION OF SECURITIES

Share Capital

As of March 1, 2023, we had 156,310,918 Ordinary Shares issued, 9,268,131 existing warrants issued and 1,534,410 Financing Warrants issued. Our Ordinary Shares and existing warrants are listed on Nasdaq under the symbols “DCFC” and “DCFCW,” respectively.

Our Ordinary Shares are not redeemable and do not have any preemptive rights.

In connection with our business combination that closed on January 13, 2022, we issued 21,783,259 existing warrants, each entitling its holder to purchase one Ordinary Share at an initial exercise price equal to $11.50 per share, which was adjusted to $6.90 per share pursuant to Section 4.3 of the Warrant Agreement by and between DCRN and the warrant agent party thereto.

For a description of our Ordinary Shares and existing warrants, including the rights and obligations attached thereto, please refer to Exhibit 4.9 hereto, which is incorporated by reference herein.

Financing Warrants

In connection with the financing transactions contemplated by the LNSA, on September 2, 2022, and November 18, 2022, the Company issued to the lenders under the LNSA or their affiliates an aggregate of 2,166,229 Financing Warrants pursuant to the Warrant Subscription Agreement and the Financing Warrant Agreement.

The Warrant Subscription Agreement provides for the grant of the Financing Warrants with the terms and conditions described in the Warrant Subscription Agreement and the Financing Warrant Agreement. The Warrant Subscription Agreement also contains certain registration rights granted by the Company to the holders of the Financing Warrants. The holders of the Financing Warrants were initially granted an aggregate of 1,534,410 Financing Warrants on September 2, 2022, based on the Initial Share Price (as defined in the Financing Warrant Agreement) of $7.14 per share. Each Financing Warrant will initially be exercisable for one Ordinary Share, subject to adjustment as described in the Financing Warrant Agreement, and has an Exercise Price of $0.0001 per share. Pursuant to the Warrant Subscription Agreement a joinder to the Warrant Subscription Agreement was executed for the issuance of 135,389 additional Financing Warrants to Sunset Power Pty Ltd, as trustee for the St Baker Family Trust, in connection with the exercise of the Accordion Facility under the LNSA.

The Financing Warrant Agreement provides that the Financing Warrants shall vest and become exercisable by each Holder as follows: (a) one third of the Financing Warrants will vest and be immediately exercisable upon Financial Close or, if later, the date of issuance; (b) one third of the Financing Warrants will vest and be exercisable on the date that is nine (9) months after the date of the Financial Close; and (c) one third of the Financing Warrants will vest and be exercisable on the date that is eighteen (18) months after the date of the Financial Close.

The Financing Warrants will be subject to accelerated vesting upon the occurrence of certain events, including: (a) the closing price per Ordinary Share on Nasdaq over any consecutive fifteen (15)-day period following the date of the Financial Close is equal to or greater than, two times the Initial Share Price; (b) there is a material breach by the Company of the Financing Warrant Agreement, the Warrant Subscription Agreement or the LNSA; (c) there is an Event of Default (as defined in the LNSA); or (d) a third party other than the holders of the Financing Warrants announces, or the Company announces, an intention to proceed with a transaction that would reasonably be likely to result in a Change of Control (as defined in the LNSA) or any other transaction having a substantially similar effect.

Under the Financing Warrant Agreement, all unvested Financing Warrants expire upon the repayment of the loans under the LNSA and termination of the LNSA.

Vested Financing Warrants are exercisable by the Holder by paying the Exercise Price for each Ordinary Share as to which the Financing Warrant is exercised as well as any and all taxes due in connection with the exercise of the Financing Warrant and the issuance of such Ordinary Shares. The Financing Warrant Agreement also provides for the exercise of the Financing Warrants on a “cashless basis” whereby such number of Ordinary Shares that are issuable upon exercise of a Financing Warrant with a fair market value (being the closing price of Ordinary Shares on Nasdaq as of the exercise date) equal to the aggregate Exercise Price are withheld from issue. After one (1) year from the Financial Close, Holder are only permitted to exercise their Financing Warrants on a “cashless basis.”

The Financing Warrants contain certain value protection features including a Guaranteed Value (as defined in the Financing Warrant Agreement) provision and customary anti-dilution provisions. The Guaranteed Value provision provides that within three (3) business days of receiving an exercise notice from a Holder, the Company shall calculate the value of the Ordinary Shares subject to issuance upon exercise of the Financing Warrants (prior to any adjustment) using a formula incorporating the VWAP of the Ordinary Shares on Nasdaq for the five (5) trading days immediately preceding the exercise date in order to determine the current Share Valuation (as defined in the Financing Warrant Agreement). If the Share Valuation is less than the Guaranteed Value, the Company shall, on the issuance date of the subject Ordinary Shares, either: (a) pay the difference between the Share Valuation and the Guaranteed Value (the “Value Difference”) to such Holder or as it may direct, in cash; or (b) adjust the number of Ordinary Shares issuable on the issuance date to include additional Ordinary Shares to such Holder (“Additional Financing Warrant Shares”), where such number of Additional Financing Warrant Shares will be calculated as the Value Difference, divided by the 5-day VWAP (rounded up to the nearest whole Ordinary Share). The Company may elect to pay the Value Difference in cash or issue Additional Financing Warrant Shares in its sole discretion, and in such circumstances the Registered Holder shall be deemed to have subscribed for such number of Additional Financing Warrant Shares so calculated, except that to the extent the issue of Additional Financing Warrant Shares would to the Company’s actual knowledge cause a Registered Holder to hold 10% or more of the issued Ordinary Shares of the Company or a Registered Holder and its affiliates to hold collectively 20% or more of the issued Ordinary Shares in the Company in which case, the Company shall pay cash for any Additional Financing Warrant Shares that would cause the Registered Holder or Warrant Holder Affiliated Group to exceed the 10% or 20% threshold, respectively, in lieu of issuing such Additional Financing Warrant Shares.

The Guaranteed Value shall be calculated by multiplying the number of Ordinary Shares issuable pursuant to such exercise by the Initial Share Price and by the percentage in the following table that corresponds to the last date before the relevant exercise date:

To and Including	Percentage
24 Months from Financial Close	67%
30 Months from Financial Close	80%
Thereafter	100%

For the avoidance of doubt, if the Share Valuation equals or exceeds the Guaranteed Value, there will be no adjustment to the number of Ordinary Shares issued or cash paid pursuant to the Guaranteed Value feature.

The customary anti-dilution provisions contained in the Financing Warrant Agreement include provisions calling for adjustment of the number of Ordinary Shares issuable upon exercise of the Financing Warrants, except in the case of an Excluded Issuance (as defined in the Financing Warrant Agreement), upon, among other events, (a) the issuance or deemed issuance of Ordinary Shares by the Company without consideration or for consideration per share less than Initial Share Price, including through the issuance of options or convertible securities, a change in the terms or treatment of options or convertible securities, a change in the consideration received for the exercise of options or convertible securities, or the occurrence of certain dividends or distributions, among other things, (b) dividend, subdivision or combination of Ordinary Shares, or (c) reorganization, reclassification, consolidation, or merger.

Under the Financing Warrant Agreement, no Financing Warrant may be transferred or assigned by a Holder except with the written consent of the Company (which may not be unreasonably withheld or delayed). Notwithstanding the foregoing, a Holder may assign any Financing Warrant and its rights and obligations under the Financing Warrant Agreement to one or more of its affiliates without the consent of the Company; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of the Financing Warrant.

The Company shall have the right to redeem all or any portion of the unvested issued Financing Warrants upon notice to the holders of the Financing Warrants at a redemption price per Financing Warrant equal to the Initial Share Price (the “Redemption Price”); provided, however, that any such redemption of Financing Warrants hereunder shall be for a minimum aggregate Redemption Price of $1,000,000 and shall be effected on a pro rata basis among all unvested issued Financing Warrants. The Company may only exercise the redemption right three (3) times.

The securities that have been and, in the absence of an effective registration statement covering such issuance, may be issued by the Company to the holders of the Financing Warrants pursuant to the Warrant Subscription Agreement have been and will be issued in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The warrant agent for our Financing Warrants is Computershare Inc. and Computershare Trust Company, N.A. (“Warrant Agent”).

The Warrant Agent shall not effect the exercise of the holder’s Financing Warrants, and such holder shall not have the right to exercise such Financing Warrant, to the extent that after giving effect to such exercise, (a) such holder or (b) such holder (together with such holder’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own 10% or more (the “Holder Maximum Percentage”) or 20% or more (the “Holder Group Maximum Percentage”), respectively, of the Ordinary Shares of the Company issued immediately after giving effect to such exercise. A holder of Financing Warrants shall not have the right to exercise a Financing Warrant to the extent that the exercise of such Financing Warrant would result in (a) a person acquiring a Relevant Interest (as defined in the Australian Corporations Act 2001 (Cth) (“Corporations Act”)) in the voting shares in the Company in breach of section 606(1) of the Corporations Act (or any equivalent provision); or (b) a “foreign person” or a “foreign government investor” (each within the meaning given to that term in the Australian Foreign Acquisitions and Takeovers Act 2015 (Cth) (“FATA”)) acquiring Ordinary Shares in the Company in breach of the FATA.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans Payable to St. Baker Energy Affiliates

On November 18, 2022, Sunset Power Pty Ltd, an affiliate of St Baker Energy Pty Ltd, agreed to provide the full $10.0 million commitment for the Accordion Facility as the Accordion Facility lender.

For additional information regarding the LNSA and the Accordion Facility, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Sources of Liquidity” and “Major Shareholders and Related Party Transactions” in the 2022 Form 20-F.

On December 23, 2022, we entered into a secured term loan facility with Sunset Power Pty Ltd as trustee of St Baker Family Trust, under which we borrowed an aggregate principal amount of $20.0 million. The outstanding balance of the secured term loan facility at December 31, 2022 was $19.6 million.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 1,534,410 Financing Warrants. Under the Financing Warrant Agreement, no Financing Warrant may be transferred or assigned by a holder except with the written consent of the Company (which may not be unreasonably withheld or delayed). Notwithstanding the foregoing, a holder of Financing Warrants may assign any Financing Warrant and its rights and obligations under the Financing Warrant Agreement to one or more of its affiliates without the consent of the Company; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of the Financing Warrant. The description below refers to the possible resale of the Financing Warrants assuming the Selling Securityholders have received consent from the Company, if needed, to transfer such Financing Warrants. There is no guarantee that the Company will provide consent to the Selling Securityholders to transfer the Financing Warrants registered for resale hereby.

The Selling Securityholders may from time to time offer and sell any or all of the Financing Warrants set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table and in the footnotes in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders.

The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares issued or issuable upon exercise of the Financing Warrants that are restricted securities under Rule 144 pursuant to this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering Financing Warrants and Ordinary Shares for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over the securities they own or have the right to acquire within 60 days, as well as securities for which they have the right to vote or dispose of such securities. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, Ordinary Shares, which a person has the right to acquire within 60 days of the date of this prospectus, are included both in that person’s beneficial ownership as well as in the total number of Ordinary Shares issued used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same ordinary shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same Ordinary Shares.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares or warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of securities registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The information in the table below is based upon information provided by the Selling Securityholders.

Name and Address of Selling Securityholder(1)	Ordinary Shares Beneficially Owned Prior to the Offering	As a % of Ordinary Shares Issued	Financing Warrants Beneficially Owned Prior to the Offering	As a % of Financing Warrants Issued and Outstanding	Number of Financing Warrants Being Offered	Number of Ordinary Shares Being Offered(8)
Cigna Health and Life Insurance Company(2)	527,863	*	361,038	23.5%	361,038	888,901
HealthSpring Life & Health Insurance Company, Inc.(3)	395,897	*	270,778	17.6%	270,778	666,675
Barings Target Yield Infrastructure Debt Holdco 1 S.À R.L.(4)	822,062	*	406,168	26.5%	406,168	1,228,230
Martello Re Limited(5)	456,703	*	225,648	14.7%	225,648	682,351
REL Batavia Partnership, L.P.(6)	2,545,130	1.6%	135,389	8.8%	135,389	135,389
Entities affiliated with St Baker Energy Holdings Pty Ltd(7)	38,605,950	24.7%	135,389	8.8%	135,389	135,389

*	Less than one percent.
(1)	The beneficial ownership of Ordinary Shares and Financing Warrants is based on 156,310,918 Ordinary Shares and 1,534,410 Financing Warrants issued as of March 1, 2023.
(2)

Represents 527,863 Ordinary Shares issued upon exercise of 180,520 Financing Warrants that vested and were immediately exercisable into Ordinary Shares on September 12, 2022, 180,519 Financing Warrants held that vest and become exercisable into Ordinary Shares nine (9) months from September 12, 2022 and 180,519 Financing Warrants held that vest and become exercisable into Ordinary Shares eighteen (18) months from September 12, 2022. The business address of this entity is c/o Cigna Investments, Inc., 900 Cottage Grove Road, A5PRI, Hartford, CT 06152. This entity (or its affiliate(s)) is a lender under our refinanced debt facility. See “The Company—Credit Facility Refinancing and Financing Warrant Issuance.”

(3)

Represents 395,897 Ordinary Shares issued upon exercise of 135,390 Financing Warrants that vested and were immediately exercisable into Ordinary Shares on September 12, 2022, 135,389 Financing Warrants held that vest and become exercisable into Ordinary Shares nine (9) months from September 12, 2022 and 135,389 Financing Warrants held that vest and become exercisable into Ordinary Shares eighteen (18) months from September 12, 2022. The business address of this entity is c/o Cigna Investments, Inc., 900 Cottage Grove Road, A5PRI, Hartford, CT 06152. This entity (or its affiliate(s)) is a lender under our refinanced debt facility. See “The Company—Credit Facility Refinancing and Financing Warrant Issuance.”

(4)

Represents 822,062 Ordinary Shares issued upon exercise of 203,084 Financing Warrants that vested and were immediately exercisable into Ordinary Shares on September 12, 2022, 203,084 Financing Warrants held that vest and become exercisable into Ordinary Shares nine (9) months from September 12, 2022 and 203,084 Financing Warrants held that vest and become exercisable into Ordinary Shares eighteen (18) months from September 12, 2022. The business address of this entity is c/o Barings LLC, 300 S. Tryon St., Suite 2500, Charlotte, North Carolina 28202. This entity (or its affiliate(s)) is a lender under our refinanced debt facility. See “The Company—Credit Facility Refinancing and Financing Warrant Issuance.”

(5)

Represents 456,703 Ordinary Shares issued upon exercise of 112,825 Financing Warrants that vested and were immediately exercisable into Ordinary Shares on September 12, 2022, 112,824 Financing Warrants held that vest and become exercisable into Ordinary Shares nine (9) months from September 12, 2022 and 112,824 Financing Warrants held that vest and become exercisable into Ordinary Shares eighteen (18) months from September 12, 2022. The business address of this entity is c/o Barings LLC, 300 S. Tryon St., Suite 2500, Charlotte, North Carolina 28202.

This entity (or its affiliate(s)) is a lender under our refinanced debt facility. See “The Company—Credit Facility Refinancing and Financing Warrant Issuance.”
(6)

Represents 2,500,000 Ordinary Shares held and 45,130 Financing Warrants held that vested and were immediately exercisable into Ordinary Shares on September 12, 2022, 45,130 Financing Warrants held that vest and become exercisable into Ordinary Shares nine (9) months from September 12, 2022 and 45,129 Financing Warrants held that vest and become exercisable into Ordinary Shares eighteen (18) months from September 12, 2022. Does not include 639,380 Ordinary Shares held by Decarbonization Plus Acquisition Sponsor II, LLC, as to which this entity disclaims beneficial ownership. The business address of this entity is c/o Riverstone Holdings, LLC, 712 Fifth Avenue, 19th Floor, New York, NY 10019. This entity (or its affiliate(s)) is a lender under our refinanced debt facility. See “The Company—Credit Facility Refinancing and Financing Warrant Issuance.”

(7)

Represents 36,685,194, 1,250,417 and 625,209 Ordinary Shares held by St Baker Energy Pty Ltd TR St Baker Energy Innovation Trust, St Baker Family Foundation as trustee for The Trevor and Judith St Baker Family Foundation, and Sunset Power Pty Ltd as trustee for the St Baker Family Trust, respectively, and 45,130 Financing Warrants held by Sunset Power Pty Ltd that vested and became exercisable into Ordinary Shares on November 18, 2022, 45,130 Financing Warrants held by Sunset Power Pty Ltd that vest and become exercisable into Ordinary Shares nine (9) months from September 12, 2022 and 45,129 Financing Warrants held by Sunset Power Pty Ltd that vest and become exercisable into Ordinary Shares eighteen (18) months from September 12, 2022. The business address of these entities is Level 11, 344 Queen Street, Brisbane, QLD 4000, Australia. This entity (or its affiliate(s)) is a lender under our refinanced debt facility. See “Credit Facility Refinancing and Financing Warrant Issuance.”

(8)	Assumes each unexercised Financing Warrant is exercised for one Ordinary Share.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of Ordinary Shares and Financing Warrants. This discussion applies only to Ordinary Shares and Financing Warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of Ordinary Shares and Financing Warrants. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Tritium has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers or traders in securities;

•	traders in securities that elect to mark to market interested party transactions that require shareholder approval;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

persons holding Ordinary Shares and/or Financing Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to Ordinary Shares and/or Financing Warrants, as the case may be, being taken into account in an applicable financial statement;

•	persons that actually or constructively own 5% or more (by vote or value) of the Ordinary Shares;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders having a functional currency other than the U.S. dollar;

•	persons who hold or received Ordinary Shares and/or Financing Warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Ordinary Shares and/or Financing Warrants, as the case may be, that is for U.S. federal income tax purposes:

•	in individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Ordinary Shares and/or Financing Warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO HOLDERS OF ORDINARY SHARES AND FINANCING WARRANTS WILL DEPEND ON EACH HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ORDINARY SHARES AND FINANCING WARRANTS.

Treatment of Financing Warrants

Although not free from doubt, a Financing Warrant should be treated as a share of our Ordinary Shares for U.S. federal income tax purposes, and a holder of Financing Warrants should generally be taxed in the same manner as a holder of Ordinary Shares, as described below. Accordingly, no gain or loss should be recognized (other than with respect to cash paid in lieu of a fractional share) upon the exercise of a Financing Warrant (except in the case of a cashless exercise, the treatment of which for U.S. federal income tax purposes is not clear) and, upon exercise, the holding period of a Financing Warrant should carry over to the Ordinary Share received. Similarly, the tax basis of the Financing Warrant should carry over to the Ordinary Share received upon exercise, increased by the exercise price of $0.0001. The discussion below assumes the characterization described above is respected for U.S. federal income tax purposes. Holders should consult their tax advisors regarding the risks associated with acquiring, holding and disposing of Financing Warrants (including alternative characterizations).

U.S. Holders

Distributions on Ordinary Shares

If Tritium makes distributions of cash or property on the Ordinary Shares, the gross amount of such distributions (including any amount of foreign taxes withheld) will be treated for U.S. federal income tax purposes first as a dividend to the extent of its current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. Because Tritium does not expect to provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions below under “–Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gains rate, provided that:

•

either (a) the Ordinary Shares are readily tradable on an established securities market in the United States, or (b) Tritium is eligible for the benefits of the Convention between the Government of the United States of America and the Government of the Australia for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Treaty”);

•

Tritium is neither a PFIC (as discussed below under “–Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Tritium in any taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements; and

•	and certain other requirements are met.

U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to Ordinary Shares. Subject to certain exceptions, dividends on Ordinary Shares will constitute foreign source income and generally passive income for foreign tax credit limitation purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares and Financing Warrants

Subject to the discussion below under “–Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Ordinary Shares or Financing Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Ordinary Shares and/or Financing Warrants, as the case may be. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares or Financing Warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Ordinary Shares and/or Financing Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Possible Constructive Distributions on Financing Warrants

The terms of each Financing Warrants provide for an adjustment to the number of Ordinary Shares for which the Financing Warrant may be exercised or to the exercise price of the Financing Warrant in certain events, as discussed under “Description of Securities.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Financing Warrant would, however, be treated as receiving a constructive distribution from Tritium if, for example, the adjustment increases the holder’s proportionate interest in Tritium’s assets or earnings and profits (for instance, through an increase in the number of Ordinary Shares that would be obtained upon exercise of such Financing Warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Ordinary Shares which is taxable to the holders of such shares as described under “–Distributions on Ordinary Shares” above. Such constructive distribution would generally be subject to tax as described under that section in the same manner as if the U.S. Holder of such Financing Warrant received a cash distribution from Tritium equal to the fair market value of such increased interest. However, it is unclear whether a distribution treated as a dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates as described above under “–Distributions on Ordinary Shares.”

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Ordinary Shares and Financing Warrants could be materially different from that described above, if Tritium is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, Tritium will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Tritium owns, directly or indirectly, 25% or more (by value) of the stock. Based on the current and anticipated composition of the income, assets and operations of Tritium and its subsidiaries, Tritium does not believe it will be treated as a PFIC for the current taxable year.

However, whether we or any of our subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of our income and assets, our market value and the market value of our subsidiaries’ shares and assets. Changes in the composition of our income or asset may cause us to be or become a PFIC for the current or subsequent taxable years. In addition, whether we are treated as a PFIC for U.S. federal income tax purposes is determined annually after the close of each taxable year and, thus, is subject to significant uncertainty. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS. Accordingly, there can be no assurances that we will not be treated as a PFIC for the current taxable year or in any future taxable year.

Under the PFIC rules, if Tritium were considered a PFIC at any time that a U.S. Holder owns Ordinary Shares or Financing Warrants, Tritium would continue to be treated as a PFIC with respect to such U.S. Holder’s investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Ordinary Shares or Financing Warrants at their fair market value on the last day of the last taxable year in which Tritium is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Ordinary Shares or Financing Warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Tritium subsequently becomes a PFIC.

For each taxable year that Tritium is treated as a PFIC with respect to a U.S. Holder’s Ordinary Shares or Financing Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Ordinary Shares or Financing Warrants (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Ordinary Shares will be treated as excess distributions. Under these special tax rules:

•

the excess distribution or gain (including gain on a sale of disposition of Financing Warrants) will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares or Financing Warrants;

•

the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Tritium is a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses)

realized on the sale of the Ordinary Shares or Financing Warrants cannot be treated as capital gains, even though the U.S. Holder holds the Ordinary Shares or Financing Warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Tritium may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Tritium does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of Tritium’s subsidiaries.

If Tritium is a PFIC, a U.S. Holder of Ordinary Shares (but not Financing Warrants) may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its Ordinary Shares only if Tritium provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Because Tritium does not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to Ordinary Shares and a QEF election is not available with respect to Financing Warrants.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its Ordinary Shares to elect out of the Excess Distribution Rules discussed above if Tritium is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares, such U.S. Holder will include in income for each year that Tritium is treated as a PFIC with respect to such Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Ordinary Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Ordinary Shares previously included in income. A U.S. Holder’s basis in the Ordinary Shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Tritium makes would generally be subject to the rules discussed above under “–Distributions on Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of Financing Warrants may not be able to make a mark-to-market election with respect to their Financing Warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Ordinary Shares, which are listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Tritium.

If a U.S. Holder does not make a mark-to-market election (or a QEF election) effective from the first taxable year of a U.S. Holder’s holding period for the Ordinary Shares in which Tritium is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the Ordinary Shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if Tritium is a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of Ordinary Shares and Financing Warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Ordinary Shares or Financing Warrants that is not a U.S. Holder, including:

•	a nonresident alien individual, other than certain former citizens and residents of the United States;

•	a foreign corporation; or

•	a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares and Financing Warrants to Non-U.S. Holders

Any (i) distributions of cash or property paid to a Non-U.S. Holder in respect of Ordinary Shares or (ii) gain realized upon the sale or other taxable disposition of Ordinary Shares and/or Financing Warrants generally will not be subject to U.S. federal income taxation unless:

•

the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•

in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of Ordinary Shares, and the proceeds received on the sale or other taxable disposition of Ordinary Shares or Financing Warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares or Financing Warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s Ordinary Shares or Financing Warrants, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to Ordinary Shares and proceeds from the sale of other disposition of Ordinary Shares or Financing Warrants received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

MATERIAL AUSTRALIAN TAX CONSIDERATIONS

This section below provides a general summary of the Australian tax considerations generally applicable to Australian resident and non-Australian resident shareholders of Tritium with respect to the ownership and disposition of Tritium Ordinary Shares.

The comments in this section deal only with the Australian taxation implications of the ownership and disposition of Tritium Ordinary Shares if you hold your Tritium Ordinary Shares as investments on capital account.

These comments do not apply to you if you:

•	hold your securities as revenue assets or trading stock (which will generally be the case if you are a bank, insurance company or carry on a business of share trading); or

•	are assessed on gains and losses on the securities under the taxation of financial arrangements “TOFA” provisions in Division 230 of the Income Tax Assessment Act 1997.

The Australian taxation implications of holding and disposing of shares in Tritium will vary depending upon your particular circumstances. Accordingly, it should not be relied upon as taxation advice and you should seek and rely upon your own professional advice before concluding on the particular taxation treatment that will apply to you. Furthermore, the discussion below is based upon the Australian income tax laws, applicable case law, regulations and published rulings, determinations and statement of administrative practice of the Australian Taxation Office as at the date of this filing. During the period of ownership of the Tritium Ordinary Shares by Tritium Shareholders, the taxation laws of Australia, or their interpretation, may change (possibly with retroactive effect).

Tritium, Tritium Australia and Tritium Holdings and their officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences, or in respect of the taxation consequences.

This taxation summary is necessarily general in nature and is not exhaustive of all Australian tax consequences that could apply in all circumstances for Tritium shareholders. It is strongly recommended that each Tritium shareholder seek their own independent professional tax advice applicable to their particular circumstances.

This summary does not constitute financial product advice as defined in the Corporations Act. This summary is confined to certain taxation matters, based on the relevant Australian tax laws in force, established interpretations of that law and understanding of the practice of the relevant tax authority at the date of this summary. This summary does not take into account the tax laws of countries other than Australia.

Australian Resident Shareholders

This section applies to Tritium shareholders who are residents of Australia for income tax purposes and hold their shares as investments on capital account.

Taxation in respect of dividends on Tritium Ordinary Shares

Dividends paid by Tritium on a share should constitute assessable income of an Australian tax resident shareholder. Australia has a franking system wherein dividends can be franked and the shareholder receives a franking credit which effectively represents the corporate tax paid by the company. Dividends can be “fully franked”, “partially franked” or “unfranked” and the maximum franking credit is calculated at the corporate tax rate (currently 30%).

Australian Resident Individuals and Complying Superannuation Entities

Australian tax resident shareholders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend.

Subject to the comments in relation to “Qualified Persons” below, such shareholders should be entitled to a tax offset equal to the franking credit attached to the dividend. The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess.

To the extent that the dividend is unfranked, an Australian individual shareholder will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset). Complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).

Corporate Shareholders

Corporate Tritium shareholders are also required to include both the dividend and the associated franking credits (if any) in their assessable income.

Subject to the comments in relation to “Qualified Persons” below, corporate Tritium shareholders should be entitled to a tax offset up to the amount of the franking credit attached to the dividend.

An Australian resident corporate Tritium shareholder should be entitled to a credit in its own franking account to the extent of the franking credits attached to the dividend received. This will allow the corporate Tritium shareholder to pass on the franking credits to its investor(s) on the subsequent payment of franked dividends.

Excess franking credits received by corporate Tritium shareholders will not give rise to a refund entitlement for a company but can be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years. For completeness, this tax loss cannot be carried back under the loss carry back tax offset rules introduced in the 2020-21 Federal Budget.

Trusts and Partnerships

Australian tax resident Tritium shareholders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are also required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, an Australian resident trust beneficiary that is not under a legal disability and that is presently entitled to a share of the income of the trust estate in the relevant year of income, or the relevant partner in the partnership (as the case may be), may be entitled to a tax offset by reference to the beneficiary’s or partner’s share of the net income of the trust or partnership.

To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnerships, will be required to include the unfranked dividend in the net income of the trust or partnership. An Australian resident trust beneficiary that is not under a legal disability and that is presently entitled to a share of the income of the trust estate (and not acting in a capacity as trustee) in the relevant year of income, or the relevant partner in the partnership, will generally be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).

Additional or alternative considerations may be relevant in relation to shareholders that are trustees of specific categories of trusts under Australian tax law (such as managed investment trusts, AMITs, or public trading trusts). The precise tax consequences for a trustee shareholder are a complex tax issue which requires analysis based on each shareholder’s individual circumstances and the terms of the relevant trust deed. Tritium shareholders should obtain their own tax advice to determine these matters.

Qualified Persons

The benefit of franking credits can be denied where a Tritium shareholder is not a “qualified person” in which case the Tritium Shareholder will not be able to include an amount for the franking credits in their assessable income and will not be entitled to a tax offset.

Broadly, to be a qualified person, a Tritium shareholder must satisfy the holding period rule and, if necessary, the related payment rule. The holding period rule requires a Tritium shareholder to hold the shares “at risk” for at least 45 days continuously during the qualification period-starting from the day after acquisition of the shares and ending 45 days after the shares become ex-dividend where there is no relevant “related payment”-in order to qualify for franking benefits.

This holding period rule is subject to certain exceptions, including where the total franking offsets of an individual in a year of income do not exceed A$5,000.

Whether you are qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. Tritium shareholders should obtain their own tax advice to determine if these requirements have been satisfied.

Capital Gains Tax (“CGT”) Implications

Disposal of Shares

For Australian tax resident Tritium shareholders, who hold their Tritium Ordinary Shares on capital account, the future disposal of Tritium Ordinary Shares will give rise to a CGT event at the time which the legal and beneficial ownership of the Tritium Ordinary Shares are disposed of. Tritium shareholders will derive a capital gain on the disposal of their shares in Tritium to the extent that the capital proceeds exceed the cost base of their Tritium Ordinary Shares.

A capital loss will be made where the capital proceeds are less than the reduced cost base of their Tritium Ordinary Shares. Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later incomes years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.

Capital Proceeds

The capital proceeds should be equal to any consideration received by the Tritium shareholder in respect to the disposal of their Tritium Ordinary Shares.

Cost base of Tritium Ordinary Shares

The cost base of a Tritium ordinary share will generally be equal to the cost of acquiring the Tritium ordinary share, plus any incidental costs of acquisition and disposal (i.e. brokerage costs and legal fees). However, to the extent that a roll-over was obtained in relation to the acquisition of the Tritium Ordinary Shares under the Australian scrip for scrip rules, the cost base should be equal to the inherited cost base of the pre-existing shares (i.e. the original interests).

CGT Discount

The CGT discount may apply to Tritium shareholders that are Australian tax resident individuals, complying Australian superannuation funds or trusts, who have held, or are taken to have held, their Tritium Ordinary Shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their Tritium Ordinary Shares.

The impact of the scrip for scrip rollover provisions on the holding period should be considered at an individual shareholder level. However, it is expected that the acquisition date of the Tritium Ordinary Shares for the purposes of the CGT discount should be the acquisition date of the Tritium shareholder’s pre-existing shares.

The CGT discount is:

•	one-half if the Tritium shareholder is an individual or trustee: meaning only 50% of the capital gain will be included in the shareholder’s assessable income; and

•	one-third if the Tritium shareholder is a trustee of a complying superannuation entity: meaning only two-thirds of the capital gain will be included in the shareholder’s assessable income.

The CGT discount is not available to Tritium shareholders that are companies.

If a Tritium shareholder makes a discounted capital gain, any current year and/or carried forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount is then included in the Tritium shareholder’s net capital gain for the income year and included in its assessable income.

The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.

Non-Australian Resident Shareholders

This section applies to Tritium shareholders who are not residents of Australia for income tax purposes and hold their shares as investments on capital account.

Taxation in Respect of Dividends on Tritium Ordinary Shares

Non-Australian resident Tritium shareholders who do not have a permanent establishment in Australia should not be subject to Australian income tax but may be subject to Australian dividend withholding tax on their Tritium dividends.

Franked Dividends

As outlined above, Australia has a franking system wherein dividends can be franked and Australian resident shareholders receive a franking credit which effectively represents the corporate tax paid by the underlying company (i.e. Tritium). Dividends can be “fully franked”, “partially franked” or “unfranked”.

Dividends received by non-Australian resident Tritium shareholders which are franked should not be subject to Australian dividend withholding tax to the extent of the franking (i.e. if the dividend if fully franked, it should not be subject to Australian dividend withholding tax at all). However, refunds of franking credits are not available to non-Australian resident shareholders.

Dividends Attributable to Conduit Foreign Income

Non-Australian resident Tritium shareholders should not be subject to Australian dividend withholding tax where Tritium pays an unfranked dividend out of income which Tritium has declared to be conduit foreign income (“CFI”). Generally, CFI would include amounts received by Tritium that are attributable to dividends received from foreign subsidiaries which are treated as non-assessable non-exempt income for Australian tax purposes.

Unfranked Dividends

Non-Australian resident Tritium shareholders should generally be subject to Australian dividend withholding tax to the extent of the unfranked component of any dividends received that are not declared to be CFI. Australian dividend withholding tax is imposed at a flat rate of 30% on the amount of the dividend that is unfranked unless the Tritium shareholder is a tax resident of a country that has a double tax treaty (“DTT”) with Australia. In the event the Tritium shareholder is otherwise able to rely on the DTT, the rate of Australian dividend withholding tax may be reduced (typically to 15%), depending on the terms of the DTT.

CGT Implications

Non-Australian resident Tritium shareholders who do not have a permanent establishment in Australia should not be subject to Australian CGT.

General Australian Tax Matters

This section applies to both Australian resident and non-Australian resident Tritium shareholders.

GST

The acquisition or disposal of Tritium Ordinary Shares by a shareholder (who is registered or required to be registered for GST) will be classified as a “financial supply” for Australian GST purposes. Accordingly, Australian GST will not be payable in respect of amounts paid for the acquisition or disposal of Tritium Ordinary Shares.

No GST should be payable in respect of dividends paid to Tritium shareholders.

Subject to certain requirements, there may be a restriction on the entitlement of Tritium shareholders registered for GST to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of Tritium Ordinary Shares (e.g. lawyer’s and accountants’ fees).

Stamp Duty

No stamp duty should be payable on the acquisition of Tritium Ordinary Shares.

PLAN OF DISTRIBUTION

We are registering (i) the issuance by us of up to 1,534,410 Financing Warrants, (ii) the issuance of up to 1,534,410 Ordinary Shares that are issuable upon the exercise of 1,534,410 Financing Warrants and the resale of such Ordinary Shares and (iii) and the resale of 2,202,525 Ordinary Shares previously issued upon exercise of Financing Warrants. Under the Financing Warrant Agreement, no Financing Warrant may be transferred or assigned by a holder except with the written consent of the Company (which may not be unreasonably withheld or delayed). Notwithstanding, the foregoing, a holder of Financing Warrants may assign any Financing Warrant and its rights and obligations under the Financing Warrant Agreement to one or more of its affiliates without the consent of the Company; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of the Financing Warrant. This section refers to the plan of distribution for the Financing Warrants assuming the Selling Securityholders receive consent from the Company, if needed, to transfer such Financing Warrants. There is no guarantee that the Company will provide consent to the Selling Securityholders to transfer the Financing Warrants registered for resale hereby.

We will not receive any proceeds from any sale by the Selling Securityholders of the Financing Warrants or Ordinary Shares being registered for resale hereunder. We will receive the proceeds from any exercise of the Financing Warrants for cash. We will bear all costs, expenses and fees in connection with the registration of the Financing Warrants and underlying Ordinary Shares offered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and fees and expenses of our independent registered public accountants. The Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders may offer and sell, from time to time, some or all of the Financing Warrants and Ordinary Shares covered by this prospectus. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders. We have registered the Financing Warrants and Ordinary Shares covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the Financing Warrants and Ordinary Shares covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders. If the Company consents to the transfer of the Financing Warrants by the Selling Securityholders, the Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Sales of the Financing Warrants and Ordinary Shares offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions), including but not limited to, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the Financing Warrants and Ordinary Shares covered by this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the Financing Warrants and Ordinary Shares offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the participating broker-dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealers(s), where applicable; and

•	other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Financing Warrants covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge the securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Our Financing Warrants are not listed on any securities exchange.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the securities registered under the registration statement of which this prospectus forms a part.

SEC Registration Fee	$663.02
FINRA filing fee	*
Legal fees	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*

Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Corrs Chambers Westgarth, Australian counsel to the Company, has provided a legal opinion for the Company regarding the validity of the Ordinary Shares offered by this prospectus. Latham & Watkins LLP, U.S. counsel to the Company, has provided a legal opinion for the Company regarding the validity of the Financing Warrants offered by this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2022 (which contains an explanatory paragraph relating to Tritium DCFC Limited’s ability to continue as a going concern as described in Note 1 to the financial statements) have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE

UNITED STATES

We are a public limited company organized under the laws of Australia. As a result, the rights of holders of our Ordinary Shares will be governed by Australian law and our constitution. The rights of shareholders under Australian law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Australia will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Australia against us or our directors or officers under the securities laws of other jurisdictions.

Our registered address in Australia is c/o Tritium DCFC Limited, 48 Miller Street, Murarrie, QLD 4172, Australia.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Cogency Global Inc., 22 East 42nd Street, 18th Floor New York, NY 10168.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of a person as an officer or auditor of the company, except to the extent of any of the following liabilities incurred as an officer or auditor of the company:

•	a liability owed to the company or a related body corporate of the company;

•	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Corporations Act; or

•	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith.

Australian law provides that a company or related body corporate of the company must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:

•	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

•	in defending or resisting criminal proceedings in which the person is found guilty;

•

in defending or resisting proceedings brought by the ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our constitution provides, to the extent permitted by and subject to any applicable law, for the indemnification of each director, secretary and officer of our company, or a subsidiary of our company against any liability incurred by that person in such capacity, and for any legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, our company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

2.1	Business Combination Agreement, dated May 25, 2021 by and among Decarbonization Plus Acquisition Corporation II, Tritium Holdings Pty Ltd, Tritium DCFC Limited and Hulk Merger Sub, Inc.	F-4	333-259793	2.1	09/24/21

2.2	First Amendment to the Business Combination Agreement, dated July 27, 2021 by and among Decarbonization Plus Acquisition Corporation II, Tritium Holdings Pty Ltd, Tritium DCFC Limited and Hulk Merger Sub, Inc.	F-4	333-259793	2.2	09/24/21

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Constitution of Tritium DCFC Limited.	F-1	333-262681	3.1	07/08/22

4.1	Amended and Restated Registration Rights Agreement dated January 13, 2022, by and among Tritium DCFC Limited and the holders named therein.	6-K	001-41226	10.1	01/14/22

4.2	Warrant Assignment and Assumption Agreement dated January 13, 2022, by and among Decarbonization Plus Acquisition Corporation II, Tritium DCFC Limited, Continental Stock Transfer & Trust Company, Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent.	6-K	001-41226	4.1	01/14/22

4.3	Amended and Restated Warrant Agreement dated January 13, 2022, by and between Tritium DCFC Limited, Computershare Inc. and Computershare Trust Company N.A.	6-K	001-41226	4.2	01/14/22

4.4	Form of Option Agreement	6-K	001-41226	10.2	01/14/22

4.5	Amended and Restated Subscription Agreement, dated January 31, 2022, by and among the Registrant, DCRN and Palantir	6-K	001-41226	10.1	01/14/22

4.6	Warrant Agreement, dated September 2, 2022, by and among the Company, Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company	6-K	001-41226	10.5	01/14/22

4.7	Subscription and Registration Rights Agreement, dated September 2, 2022, by and among the Company and the parties listed under Holder on the signature pages thereto	6-K	001-41226	10.4	01/14/22

4.8	Specimen Ordinary Share Certificate.	F-1	333-262681	4.4	02/11/22

4.9	Description of Securities	20-F	001-41226	2.1	09/22/22

5.1*	Opinion of Corrs Chambers Westgarth.

5.2*	Opinion of Latham & Watkins LLP.

23.1*	Consent of PricewaterhouseCoopers, independent registered public accounting firm.

23.2*	Consent of Corrs Chambers Westgarth (included in Exhibit 5.1).

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Calculation of Filing Fee Tables.

*	Filed herewith.
**	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 10.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the

Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes:

(1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brisbane, State of Queensland, Australia on the day 10th of March, 2023.

Tritium DCFC Limited

By:	/s/ Jane Hunter
Name:	Jane Hunter
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint each of Jane Hunter and Robert Topol, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Jane Hunter	Chief Executive Officer and Executive Director (Principal Executive Officer)	March 10, 2023
Jane Hunter

By:	/s/ Robert Topol	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 10, 2023
Robert Topol

By:	/s/ Dr. David Finn	Non-Executive Director	March 10, 2023
Dr. David Finn

By:	/s/ Robert Tichio	Non-Executive Director and Chair	March 10, 2023
Robert Tichio

By:	/s/ Trevor St. Baker AO	Non-Executive Director	March 10, 2023
Trevor St. Baker AO

Name		Title	Date

By:	/s/ Kenneth Braithwaite	Non-Executive Director	March 10, 2023
Kenneth Braithwaite

By:	/s/ Edward Hightower	Non-Executive Director	March 10, 2023
Edward Hightower

By:	/s/ Adam Walker	Non-Executive Director	March 10, 2023
Adam Walker

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, Tritium DCFC Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States on March 10, 2023.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc., Authorized Representative in the United States